Exhibit 4.3

FORM OF

PROSHARES TRUST II

AUTHORIZED PARTICIPANT AGREEMENT

This Authorized Participant Agreement (the “Agreement”), dated as of                                 , is entered into by and among                          (the “Authorized Participant”), ProShares Trust II, a Delaware statutory trust (the “Trust”), and ProShare Capital Management LLC, a Maryland limited liability company, as sponsor of the Trust (the “Sponsor”).

SUMMARY

As provided in the Trust Agreement of the Trust, as amended (the “Trust Agreement”) as currently in effect and described in the Prospectus (defined below), units of fractional undivided beneficial interest in and ownership of the Trust (the “Shares”) may be created or redeemed by the Sponsor for an Authorized Participant in aggregations of fifty thousand (50,000) Shares (each aggregation, a “Creation Unit”). Creation Units are offered only pursuant to a registration statement of the Trust on Form S-1, as amended (Registration No.: 333-146801), as declared effective by the Securities and Exchange Commission (“SEC”) and as the same may be amended from time to time thereafter or any successor registration statement in respect of Shares of the Trust (collectively, the “Registration Statement”) together with the prospectus of the Trust (the “Prospectus”) included therein. Under the Trust Agreement, the Sponsor is authorized to issue Creation Units to, and redeem Creation Units from, authorized participants, only through the facilities of the Depository Trust Company (“DTC”), or a successor depository, and only in exchange for cash. This Agreement and the Procedures (defined below) set forth the specific procedures by which the Authorized Participant may create or redeem Creation Units.

Because new Shares can be created and issued on an ongoing basis, at any point during the valid existence of the Trust, a “distribution,” as such term is used in the Securities Act of 1933, as amended (“1933 Act”), may be occurring. The Authorized Participant is cautioned that some of its activities may result in its being deemed a participant in a distribution in a manner which would render it a statutory underwriter and subject it to the prospectus-delivery and liability provisions of the 1933 Act. The Authorized Participant should review the “Plan of Distribution” portion of the Prospectus and consult with its own counsel in connection with entering into this Agreement and submitting Orders (defined below).

Capitalized terms used but not defined in this Agreement shall have the meanings assigned to such terms in the Trust Agreement or Authorized Participant Procedures Handbook set forth in Attachment A hereto (the “Procedures”).

To give effect to the foregoing premises and in consideration of the mutual covenants and agreements set forth below, the parties hereto agree as follows:

Section 1. Order Placement. To place orders for the Sponsor (or its agent) to create or redeem one or more Creation Units, the Authorized Participant must follow the procedures for creation and redemption referred to in Section 3 of this Agreement and the Procedures described in Attachment A, as each may be amended, modified or supplemented from time to time.

Section 2. Status, Representations and Warranties of the Parties.

(a) The Authorized Participant represents and warrants and covenants the following:

(i) The Authorized Participant is a participant of DTC (as such a participant, a “DTC Participant”). If the Authorized Participant ceases to be a DTC Participant, the Authorized Participant shall give prompt notice to the Sponsor of such event, and this Agreement shall terminate immediately as of the date the Authorized Participant ceased to be a DTC Participant.

(ii) Unless Section 2(a)(iii) applies, the Authorized Participant either (i) is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended (“1934 Act”), and is a member in good standing of the Financial Industry Regulatory Authority (the “FINRA”), or (ii) is exempt from being, or otherwise is not required to be, licensed as a broker-dealer or a member of FINRA, and in either case is qualified to act as a broker or dealer in the states or other jurisdictions where the nature of its business so requires. In connection with the purchase or redemption of Creation Units and any related offers or sales of Shares, the Authorized Participant will maintain any such registrations, qualifications and membership in good standing and in full force and effect throughout the term of this Agreement. The Authorized Participant will comply with all applicable federal laws, the laws of the states or other jurisdictions concerned, and the rules and regulations promulgated thereunder, and with the FINRA By-Laws and NASD Conduct Rules (or with comparable FINRA Conduct Rules, if such NASD Conduct Rules are subsequently renamed, repealed, rescinded, or are otherwise replaced by FINRA Conduct Rules) if it is a FINRA member, to the extent the foregoing relates to the Authorized Participant’s transactions in and activities with respect to Shares, and that it will not offer or sell Shares in any state or jurisdiction where they may not lawfully be offered and/or sold.

(iii) If the Authorized Participant is offering or selling Shares in jurisdictions outside the several states, territories and possessions of the United States and is not otherwise required to be registered, qualified or a member of FINRA as set forth in Section 2(a)(ii) above, the Authorized Participant will, in connection with such offers and sales, (i) observe the applicable laws of the jurisdiction in which such offer and/or sale is made, (ii) comply with the prospectus delivery and other requirements of the 1933 Act, and the regulations promulgated thereunder, and (iii) conduct its business in accordance with the NASD Conduct Rules (or with comparable FINRA Conduct Rules, if such NASD Conduct Rules are subsequently renamed, repealed, rescinded, or are otherwise replaced by FINRA Conduct Rules), to the extent the foregoing relates to the Authorized Participant’s transactions in, and activities with respect to, Shares.

(iv) The Authorized Participant has policies, procedures, and internal controls in place that are reasonably designed to comply with applicable anti-money laundering laws and regulations, including applicable provisions of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “USA PATRIOT Act”), and the regulations promulgated thereunder, if the Authorized Participant is subject to the requirements of the USA PATRIOT Act.

(v) The Authorized Participant acknowledges that in addition to satisfying the prospectus delivery and disclosure requirements of the 1933 Act, it and any other participant in the distribution of the Shares purchased by the Authorized Participant may have an obligation to comply with the prospectus delivery requirements under the Commodity Exchange Act (the “CEA”). The Sponsor agrees that if it becomes aware of any new delivery or disclosure requirement under the 1933 Act or the CEA relating to Shares, other than the current obligation to deliver the Prospectus, it shall use reasonable efforts to advise the Authorized Participant of such requirement(s).

(vi) The Authorized Participant agrees not to enforce against the Trust and Sponsor any patent rights with respect to the business of the Trust. For avoidance of doubt, this provision will only be effective during time periods in which the Agreement is in effect and shall not survive termination thereof.

(b) The Sponsor represents and warrants that on the date hereof and at each time of purchase by the Authorized Participant of a Creation Unit from the Trust (each such time, the “Time of Purchase”), that:

(i) on the effective date of the Registration Statement and at each Time of Purchase, the Trust’s Registration Statement shall be effective and no stop order of the SEC with respect thereto shall have been issued and no proceedings for such purpose shall have been instituted or, to the Sponsor’s knowledge, will then be contemplated by the SEC; the Registration Statement complied when it became effective and complies at the Time of Purchase in all material respects with the requirements of the 1933 Act, and the Prospectus complied as of its date, and complies at the Time of Purchase, in all material respects with the requirements of the 1933 Act; and the conditions to the use of Form S-1 have been satisfied; the Registration Statement did not when it became effective and does not at the Time of Purchase contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, the Prospectus did not, as of its date and does not at the

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Time of Purchase, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and, the documents comprising the Disclosure Package (as defined below) did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Sponsor makes no warranty or representation with respect to any statement contained in the Registration Statement, the Prospectus or the Disclosure Package in reliance upon and in conformity with information concerning the Authorized Participant and furnished in writing by or on behalf of the Authorized Participant to the Sponsor expressly for use therein. The “Disclosure Package” is the Prospectus and any amendments and supplements thereto at the Time of Purchase and any free writing prospectus as defined in Rule 405 of the 1933 Act (a “FWP”) prepared by, for or on behalf of the Sponsor before the Time of Purchase and intended for general distribution;

(ii) the Shares, when issued and delivered against payment of consideration therefor, as provided in this Agreement, will be duly and validly authorized, issued, fully paid and non-assessable and free of statutory and contractual preemptive rights, rights of first refusal and similar rights;

(iii) the Sponsor has been duly organized and, on the effective date of the Registration Statement and at each Time of Purchase, will be validly existing as a limited liability company in good standing under the laws of the State of Maryland, with full power and authority to act as the sponsor of the Trust as described in the Registration Statement and the Prospectus, and has all requisite power and authority to execute and deliver this Agreement;

(iv) at the time the Sponsor makes an offer of Shares following the filing of the Registration Statement, neither the Trust nor the Sponsor will be an “ineligible issuer” as defined in Rule 405 of the 1933 Act; and

(v) the Sponsor shall provide to the Authorized Participant copies of the then current Prospectus and any printed supplemental information in reasonable quantities upon request, the Sponsor will promptly notify the Authorized Participant when a revised, supplemented or amended Prospectus is available, the Sponsor will deliver or otherwise make available to the Authorized Participant copies of such revised, supplemented or amended Prospectus at such time and in such numbers as to enable the Authorized Participant to comply with any obligation the Authorized Participant may have to deliver such Prospectus to customers or in response to the Authorized Participant’s reasonable request, the Sponsor will make such revised, supplemented or amended Prospectus available to the Authorized Participant no later than the effective date thereof, and the Sponsor will be deemed to have complied with this paragraph when the Authorized Participant has received such revised, supplemented or amended Prospectus at the address indicated below the signature line of the Authorized Participant in such number of hard copies as to enable the Authorized Participant to comply with any obligation it may have to deliver such Prospectus to customers or as it may have reasonably requested.

(c) The Sponsor, on its own behalf and in its capacity as sponsor of the Trust, agrees:

(i) to endeavor, upon receipt of request from the Authorized Participant therefore, to file a post-effective amendment to the Registration Statement removing any reference to the Authorized Participant thereunder; and

(ii) to advise the Authorized Participant promptly, confirming such advice in writing, of any request by the SEC for amendments or supplements to the Registration Statement or the Prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of, a stop order suspending the effectiveness of the Registration Statement, and, if the SEC should enter a stop order suspending the effectiveness of the Registration Statement, to use its best efforts to obtain the lifting or removal of such order as soon as possible.

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Section 3. Orders.

(a) All orders to create or redeem Creation Units shall be made in accordance with the terms of the Trust Agreement, this Agreement and the Procedures. Each party will comply with such foregoing terms and procedures to the extent applicable to it. The Sponsor may issue, or caused to be issued, additional or other procedures from time to time relating to the manner of creating or redeeming Creation Units which are not related to the Procedures, and the Authorized Participant will comply with such procedures of which it has received notice delivered in accordance with Section 16(c) within a commercially reasonable time following receipt of such notice.

(b) The Authorized Participant acknowledges and agrees that each order to create a Creation Unit (a “Purchase Order”) and each order to redeem a Creation Unit (a “Redemption Order”, and each Purchase Order and Redemption Order, an “Order”) delivered to the Sponsor, or the Sponsor’s designee, may not be revoked by the Authorized Participant after the specified Cut-off Time for the applicable Fund.

(c) The Sponsor may, in its discretion, suspend the right of repurchase, or postpone the purchase settlement date, (i) for any period during which any of the NYSE Arca, AMEX, NYSE, CME, CBOT, ICE/ NYBOT, LME or NYMEX/COMEX is closed other than for customary holidays or weekend closings or when trading is suspended or restricted on such exchanges in any of the underlying commodities; (ii) for any period during which an emergency exists as a result of which the fulfillment of a purchase order is not reasonably practicable; or (iii) for such other period as the Sponsor determines to be necessary for the protection of the shareholders. The Sponsor will not be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

The Sponsor, or its designee, shall also have the absolute right, but shall have no obligation, to reject any Purchase Order (i) determined by the Sponsor, or its designee, not to be in proper form; (ii) that the Sponsor, or its designee, has determined would have adverse tax consequences to the Trust or to the Beneficial Owners; (iii) the acceptance or receipt of which could, in the opinion of counsel to the Sponsor be unlawful; or (iv) if circumstances outside the control of the Sponsor, or its designee, make it for all practical purposes not feasible to process creations of Creation Units. The Sponsor shall not be liable to any person by reason of the rejection of any Purchase Order.

(d) The Sponsor, or its designee, shall reject any Redemption Order the fulfillment of which its counsel advises would be illegal under applicable laws and regulations, and the Sponsor, or its designee, shall have no liability to any person for rejecting a Redemption Order in such circumstances.

(e) The Sponsor may, in its discretion, suspend the right of redemption, or postpone the applicable Redemption Settlement Time, for any period during which any of the NYSE Arca, AMEX, NYSE, CME, CBOT, ICE/NYBOT, LME or NYMEX/COMEX is closed other than for customary holidays or weekend closings or when trading is suspended or restricted on such exchanges in any of the underlying commodities: (i) for any period during which an emergency exists as a result of which the redemption distribution is not reasonably practicable; or (ii) for such other period as the Sponsor determines to be necessary for the protection of the shareholders. The Sponsor will not be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

(f) The Authorized Participant hereby consents to the use of recorded telephone lines whether or not such use is reflected in the Procedures. In the event that the Sponsor, the Trust, or any of their affiliated persons becomes legally compelled to disclose to any third party any recording involving communications with the Authorized Participant, the Sponsor agrees to provide the Authorized Participant with reasonable advance written notice identifying the recordings to be so disclosed, together with copies of such recordings, so that the Authorized Participant may seek a protective order or other appropriate remedy with respect to the recordings or waive its right to do so. In the event that such protective order or other remedy is not obtained, or the Participant waives its right to seek such protective order or remedy, the Sponsor, the Trust, or any of their affiliated persons, as the case may be, agrees to furnish only that portion of the recorded conversation that, according to legal counsel, is legally required to be furnished and will exercise its best efforts to obtain a

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protective order or other reliable assurance that confidential treatment will be accorded the recorded conversation. The Sponsor, the Trust, and their affiliated persons shall not otherwise disclose to any third party any recording involving communications with the Authorized Participant without the Authorized Participant’s express written consent, except the Sponsor and the Trust may disclose to a regulatory or self-regulatory organization, to the extent required by applicable rule or law, recordings involving communications with the Authorized Participant.

Section 4. Fees. To compensate Brown Brothers Harriman & Co. for services as Administrator in processing the creation and redemption of Creation Units and to reimburse the Trust for transaction-related expenses, an Authorized Participant is required to pay a fixed transaction fee of $500 per order to create or redeem Creation Units and a variable transaction fee of up to 0.10% of the value of a Creation Unit. An order may include multiple Creation Units. The transaction fee may be waived or otherwise adjusted by the Sponsor and the Sponsor agrees to provide the Authorized Participant with prompt notice in advance of any such waiver or adjustment of the transaction fee.

Section 5. Authorized Persons. Concurrently with the execution of this Agreement and as requested in writing from time to time thereafter, the Authorized Participant shall deliver to the Sponsor, or its designee, a certificate, duly certified as appropriate by its secretary or other duly authorized official, in the form of Exhibit A, setting forth the names and signatures of all persons authorized to give instructions relating to activity contemplated hereby or by any other notice, request or instruction given on behalf of the Authorized Participant (each, an “Authorized Person”). The Sponsor may accept and rely upon such certificate as conclusive evidence of the facts set forth therein and shall consider such certificate to be in full force and effect until the Sponsor, or its designee, receives a superseding certificate bearing a subsequent date and duly certified as described above. Upon the termination or revocation of authority of any Authorized Person by the Authorized Participant, the Authorized Participant shall give prompt written notice of such fact to the Sponsor and such notice shall be effective upon receipt by the Sponsor. The Sponsor shall issue, or caused to be issued, to each Authorized Person a unique personal identification number (the “PIN Number”) by which such Authorized Person shall be identified and by which instructions issued by the Authorized Participant hereunder shall be authenticated. The PIN Number shall be kept confidential by the Authorized Participant and shall only be provided to the Authorized Person. If, after issuance, the Authorized Person’s PIN Number is changed, the new PIN Number shall become effective on a date mutually agreed upon by the Authorized Participant and the Sponsor.

Section 6. Redemption. The Authorized Participant represents and warrants that it will not initiate a Redemption Order (as described in the Procedures) with the Sponsor for the purpose of redeeming a Creation Unit unless (i) it owns outright or has the right or authority to tender for redemption the Creation Units to be redeemed and to receive the entire proceeds of the redemption, and (ii) such Creation Units have not been loaned or pledged to another party and are not the subject of a repurchase agreement, securities lending agreement or any other arrangement which, under the circumstances, would preclude the delivery of such Creation Units to the Sponsor on the third Business Day following the Redemption Order Date. A “Business Day” means any day other than a day when any of American Stock Exchange, the New York Stock Exchange, the Chicago Mercantile Exchange, the Chicago Board of Trade, IntercontinentalExchange/New York Board of Trade, the London Metal Exchange or the New York Mercantile Exchange is closed for regular trading.

Section 7. Role of Authorized Participant.

(a) The Authorized Participant acknowledges that, for all purposes of this Agreement and the Trust Agreement, the Authorized Participant shall have no authority to act as agent for the Trust or the Sponsor in any matter or in any respect.

(b) The Authorized Participant will make itself and its employees available, upon reasonable request, during normal business hours to consult with the Sponsor or its designees concerning the performance of the Authorized Participant’s responsibilities under this Agreement.

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(c) The Authorized Participant, as a DTC Participant, agrees that it shall be bound by all of the obligations of a DTC Participant in addition to any obligations that it undertakes hereunder or in accordance with the Prospectus.

(d) The Authorized Participant agrees, subject to any privacy, confidentiality or other obligations it may have to its customers arising under federal or state securities laws or the applicable rules of any self-regulatory organization, to assist the Sponsor in ascertaining certain information regarding sales of Shares made by or through the Authorized Participant upon request of the Trust or the Sponsor that is necessary for the Trust to comply with its obligations to distribute information to its shareholders under applicable state or federal securities laws; provided that consistent with market practice, the Authorized Participant may undertake to deliver prospectuses, proxy material, annual and other reports of the Trust or other similar information that the Trust is obligated to deliver to its shareholders to the Authorized Participant’s customers that custody Shares with the Authorized Participant, after receipt from the Trust or the Sponsor of sufficient quantities to allow mailing thereof to such customers. The Sponsor agrees that the names and addresses and other information concerning the Authorized Participant’s customers are and shall remain the sole property of the Authorized Participant, and none of the Sponsor, the Trust or any of their respective affiliates shall use such names, addresses or other information for any purposes except in connection with the performance of their duties and responsibilities hereunder and except for servicing and informational mailings related to the Trust referred to in this Section 7(d) of this Agreement.

Section 8. Indemnification.

(a) The Authorized Participant hereby indemnifies and holds harmless the Sponsor, its respective direct or indirect affiliates (as defined below) and its respective directors, sponsors, partners, members, managers, officers, employees and agents (each, an “AP Indemnified Party”) from and against any losses, liabilities, damages, costs and expenses (including reasonable attorney’s fees and the reasonable cost of investigation) incurred by such AP Indemnified Party as a result of: (i) any breach by the Authorized Participant of any provisions of this Agreement that relates to the Authorized Participant, including its representations, warranties and covenants; (ii) any failure on the part of the Authorized Participant to perform any of its obligations set forth in this Agreement; (iii) any failure by the Authorized Participant to comply with applicable laws and rules and regulations of self-regulatory organizations to the extent the foregoing relates to the Authorized Participant’s transactions in, and activities with respect to, Shares under this Agreement, except that the Authorized Participant shall not be required to indemnify an AP Indemnified Party to the extent that such failure was caused by the Authorized Participant’s adherence to instructions given or representations made by the Sponsor or any AP Indemnified Party, as applicable; (iv) any actions of such AP Indemnified Party in reasonable reliance upon any instructions issued by the Authorized Participant in accordance with the Procedures believed by the AP Indemnified Party to be genuine and to have been given by the Authorized Participant, except to the extent that the Authorized Participant had previously revoked a PIN Number used in giving such instructions or representations (where applicable) and such revocation was given by the Authorized Participant and received by the Trust in accordance with the terms of Section 5 hereto; or (v) (A) any representation by the Authorized Participant, its employees or its agents or other representatives about the Shares, any AP Indemnified Party or the Trust that is not consistent with the Trust’s then-current Prospectus made in connection with the offer or the solicitation of an offer to buy or sell Shares and (B) any untrue statement or alleged untrue statement of a material fact contained in any research reports, marketing material and sales literature described in Section 12(b) or any alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein when read together with the Prospectus, in light of the circumstances under which they were made, not misleading to the extent that such statement or omission relates to the Shares or any AP Indemnified Party, unless, in either case, such representation, statement or omission was made or included by the Authorized Participant at the written direction of the Sponsor or is based upon any omission or alleged omission by the Sponsor to state a material fact in connection with such representation, statement or omission necessary to make such representation, statement or omission not misleading. The Authorized Participant shall not be liable under its indemnity agreement contained in this paragraph with respect to any claim made against any AP Indemnified Party unless the AP Indemnified Party shall have notified the Authorized Participant in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the

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claim shall have been served upon the AP Indemnified Party (or after the AP Indemnified Party shall have received notice of service on any designated agent). However, failure to notify the Authorized Participant of any claim shall not relieve the Authorized Participant from any liability which it may have to any AP Indemnified Party against whom such action is brought otherwise than on account of its indemnity agreement contained in this paragraph and shall only release it from such liability under this paragraph to the extent it has been materially prejudiced by such failure to give notice. The Authorized Participant shall be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any claims, but if the Authorized Participant elects to assume the defense, the defense shall be conducted by counsel chosen by it and satisfactory to the AP Indemnified Party in the suit, and who shall not, except with the consent of the AP Indemnified Parties, be counsel to the Authorized Participant. If the Authorized Participant does not elect to assume the defense of any suit, it will reimburse the AP Indemnified Party for the reasonable fees and expenses of any counsel retained by them.

(b) The Sponsor hereby agrees to indemnify and hold harmless the Authorized Participant, its respective subsidiaries, affiliates, directors, officers, employees and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the 1933 Act (each, a “Sponsor Indemnified Party”) from and against any losses, liabilities, damages, costs and expenses (including reasonable attorneys’ fees and the reasonable cost of investigation) incurred by such Sponsor Indemnified Party as a result of (i) any breach by the Sponsor of any provision of this Agreement that relates to the Sponsor; (ii) any failure on the part of the Sponsor to perform any obligation of the Sponsor set forth in this Agreement; (iii) any failure by the Sponsor to comply with applicable laws and the rules and regulations of any governmental entity or any self-regulatory organization; (iv) any untrue statements or omissions made in any promotional material or sales literature furnished to the Authorized Participant or otherwise approved in writing by the Trust; (v) actions of such Sponsor Indemnified Party in reasonable reliance upon any instructions issued or representations made by the Sponsor or the Trust in accordance with this Agreement or Attachment A hereto reasonably believed by the Authorized Participant to be genuine and to have been given by the Sponsor or the Trust; or (vi) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement of the Trust as originally filed with the SEC or in any amendment thereof, or in the Prospectus, or in any amendment thereof or supplement thereto, or arising out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except those statements in the Registration Statement or the Prospectus based on information furnished in writing by or on behalf of the Authorized Participant expressly for use in the Registration Statement or the Prospectus. The Sponsor shall not be liable under its indemnity agreement contained in this paragraph with respect to any claim made against any Sponsor Indemnified Party unless the Sponsor Indemnified Party shall have notified the Sponsor in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon the Sponsor Indemnified Party (or after the Sponsor Indemnified Party shall have received notice of service on any designated agent). However, failure to notify the Sponsor of any claim shall not relieve the Sponsor from any liability which it may have to any Sponsor Indemnified Party against whom such action is brought otherwise than on account of its indemnity agreement contained in this paragraph and shall only release it from such liability under this paragraph to the extent it has been materially prejudiced by such failure to give notice. The Sponsor shall be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any claims, but if the Sponsor elects to assume the defense, the defense shall be conducted by counsel chosen by it and satisfactory to the Sponsor Indemnified Party in the suit and who shall not, except with the consent of the Sponsor Indemnified Party, be counsel to the Sponsor. If the Sponsor does not elect to assume the defense of any suit, it will reimburse the Sponsor Indemnified Party in the suit for the reasonable fees and expenses of any counsel retained by them.

(c) No indemnifying party, as described in paragraphs (a) and (b) above, shall, without the written consent of the AP Indemnified Party or the Sponsor Indemnified Party, as the case may be, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the AP Indemnified Party or Sponsor Indemnified Party, as the case may be, from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any AP Indemnified Party or Sponsor Indemnified Party, as the case may be.

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(d) The Sponsor and the Authorized Participant agree promptly to notify each other of the commencement of any proceedings or litigation against it and, in the case of the Sponsor, against any of the Sponsor’s officers or directors, in connection with the issuance and sale of the Shares or in connection with the Registration Statement or the Prospectus.

Section 9. Liability.

(a) Limitation of Liability. Neither the Sponsor nor the Authorized Participant shall be liable to each other or to any other person for any damages arising out of any mistake or error in data provided to any of them by a third party or out of any interruption or delay in the electronic means of communications used by them.

(b) Tax Liability. The Authorized Participant shall be responsible for the payment of any transfer tax, sales or use tax, stamp tax, recording tax, value added tax and any other similar tax or government charge applicable to the creation or redemption of any Creation Unit made pursuant to this Agreement, regardless of whether or not such tax or charge is imposed directly on the Authorized Participant. To the extent the Sponsor or the Trust is required by law to pay any such tax or charge, the Authorized Participant agrees to promptly indemnify such party for any such payment, together with any applicable penalties, additions to tax or interest thereon upon reasonable notice thereof; provided, however, that the Authorized Participant shall not indemnify the Trust or the Sponsor for any tax or charge or any penalties, additions to tax or interest thereon to the extent that such payments result from the Sponsor’s, the Trust’s, or their designee’s willful misconduct, negligence, or bad faith.

Section 10. Acknowledgment. The Authorized Participant acknowledges receipt of a (i) copy of the Trust Agreement and (ii) the current Prospectus of the Trust, and represents that it has reviewed and understands such documents. The Sponsor and the Trust agree to process Orders, or cause its agents to process Orders, in accordance with the provisions of the Prospectus of the Trust, the Trust Agreement, and the Procedures.

Section 11. Effectiveness and Termination. Upon the execution of this Agreement by the parties hereto, this Agreement shall become effective in this form as of the date first set forth above, and may be terminated at any time by any party upon thirty (30) days prior written notice to the other parties unless earlier terminated: (i) in accordance with Section 2(a)(i); (ii) upon written notice to the Authorized Participant by the Sponsor in the event of a material breach by the Authorized Participant of this Agreement or the procedures described or incorporated herein; (iii) immediately in the circumstances described in Section 16(j); or (iv) at such time as the Trust is terminated pursuant to the Trust Agreement. This Agreement supersedes any prior agreement between the parties hereto with respect to the subject matter contained herein.

Section 12. Marketing Materials; Representations Regarding Shares; Identification in Registration Statement.

(a) The Authorized Participant represents, warrants and covenants that (i) it will not, in connection with any sale or solicitation of a sale of Shares, make, or permit any of its representatives to make, any representations concerning the Shares or any AP Indemnified Party other than representations not inconsistent with (A) the then-current Prospectus of the Trust, (B) printed information approved by the Sponsor as information supplemental to such Prospectus or (C) any promotional materials or sales literature furnished to the Authorized Participant by the Sponsor, and (ii) the Authorized Participant will not furnish or cause to be furnished to any person or display or publish any information or material relating to the Shares or any AP Indemnified Party that are inconsistent with the Trust’s then-current Prospectus. Copies of the then-current Prospectus of the Trust and any such printed supplemental information will be supplied by the Sponsor to the Authorized Participant in reasonable quantities upon request.

(b) Notwithstanding the foregoing or anything to the contrary in this Agreement, the Authorized Participant and its affiliates may without the written approval of the Sponsor or the Trust prepare and circulate in the regular course of their businesses research, sales literature, reports, and other similar materials

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that include information, opinions or recommendations relating to the Shares, provided that such research, sales literature, reports, and other similar materials comply with applicable NASD rules (or with comparable FINRA rules, if such NASD rules are subsequently repealed, rescinded, or are otherwise replaced by FINRA rules).

(c) The Authorized Participant hereby agrees that for the term of this Agreement the Sponsor, or its designee, may deliver the then-current Prospectus, and any revisions, supplements or amendments thereto or recirculation thereof, to the Authorized Participant in Portable Document Format (“PDF”) via electronic mail to (or to such other address as may be provided by the Authorized Participant from time to time) in lieu of delivering the Prospectus in paper form. The Authorized Participant may revoke the foregoing agreement at any time by delivering written notice to the Sponsor, or the Sponsor’s designee, and, whether or not such agreement is in effect, the Authorized Participant may, at any time, request reasonable quantities of the Prospectus, and any revisions, supplements or amendments thereto or recirculation thereof, in paper form from the Sponsor or its designee. The Authorized Participant acknowledges that it has the capability to access, view, save and print material provided to it in PDF and that it will incur no appreciable extra costs by receiving the Prospectus in PDF instead of in paper form. The Sponsor will, when requested by the Authorized Participant, make available, or cause to be made available, at no cost the software and technical assistance necessary to allow the Authorized Participant to access, view and print the PDF version of the Prospectus.

(d) For as long as this Agreement is effective, if required by the SEC, the Authorized Participant agrees to be identified as an authorized participant of the Trust (i) in the section of the Prospectus included within the Registration Statement entitled “Creation and Redemption of Shares” and in any other section as may be required by the SEC and (ii) on the Trust’s website. Upon the termination of this Agreement, (i) during the period prior to when the Sponsor qualifies and in its sole discretion elects to file on Form S-3, the Sponsor will remove such identification from the Prospectus in the amendment of the Registration Statement next occurring after the date of the termination of this Agreement and, during the period after when the Sponsor qualifies and in its sole discretion elects to file on Form S-3, the Sponsor will promptly file a current report on Form 8-K indicating the withdrawal of the Authorized Participant as an authorized participant of the Trust and (ii) the Sponsor will promptly update the Trust’s website to remove any identification of the Authorized Participant as an authorized participant of the Trust.

Section 13. Certain Covenants of the Sponsor. The Sponsor, on its own behalf and as sponsor of the Trust, covenants and agrees:

(a) to advise the Authorized Participant promptly of the happening of any event during the term of this Agreement which could require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading, and, during such time, to prepare and furnish, at the expense of the Trust, to the Authorized Participant promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change;

(b) to furnish directly or cause to be furnished to the Authorized Participant, at each time (i) the Registration Statement or the Prospectus is amended or supplemented by the filing of a post-effective amendment, (ii) a new Registration Statement is filed to register additional Shares in reliance on Rule 429 under the 1933 Act, and (iii) there is financial information incorporated by reference into the Registration Statement or the Prospectus, such customary documents and certificates in form and content as reasonably requested and agreed; and

(c) to cause the Trust to file a post-effective amendment to the Registration Statement no less frequently than once per calendar quarter on or about the same time that the Trust files a quarterly or annual report pursuant to Section 13 or 15(d) of the 1934 Act (including the information contained in such report), until such time as the Trust’s reports filed pursuant to Section 13 or 15(d) of the 1934 Act are incorporated by reference in the Registration Statement.

9

Section 14. Force Majeure. No party to this Agreement shall incur any liability for any delay in performance, or for the non-performance, of any of its obligations under this Agreement by reason of any cause beyond its reasonable control. This includes any act of God or war or terrorism, any breakdown, malfunction or failure of transmission in connection with or other unavailability of any wire or communication facilities, any transport, port, or airport disruption, industrial action, acts and regulations and rules of any governmental or supra-national bodies or authorities or regulatory or self-regulatory organization or failure of any such body, authority or organization for any reason, to perform its obligations.

Section 15. Ambiguous Instructions. If a Purchase Order Form or a Redemption Order Form contains order terms that differ from the information provided in the telephone call at the time of issuance of the applicable order number, the Sponsor will use commercially reasonable efforts to contact one of the Authorized Persons of the Authorized Participant to request confirmation of the terms of the Order. If an Authorized Person confirms the terms as they appear in the Order, then the Order will be accepted and processed. If an Authorized Person contradicts the Order terms, the Order will be deemed invalid, and a corrected Order must be received by the Sponsor. If the Sponsor is not able to contact an Authorized Person, then the Order shall be accepted and processed in accordance with its terms notwithstanding any inconsistency from the terms of the telephone information. In the event that an Order contains terms that are not complete or are illegible, the Order will be deemed invalid and the Sponsor will attempt to contact one of the Authorized Persons of the Authorized Participant to request retransmission of the Order.

Section 16. Miscellaneous.

(a) Amendment and Modification. This Agreement, the Procedures attached as Attachment A and the Exhibits hereto may be amended, modified or supplemented by the Trust and the Sponsor, without consent of the Authorized Participant from time to time by the following procedure. After the amendment, modification or supplement has been agreed to, the Sponsor will mail a copy of the proposed amendment, modification or supplement to the Authorized Participant in accordance with Section 16(c) below. For the purposes of this Agreement, mail will be deemed received by the recipient thereof on the third (3rd) day following the deposit of such mail into the United States postal system. Within fifteen (15) calendar days after its deemed receipt, the amendment, modification or supplement will become part of this Agreement, the Attachments or the Exhibits, as the case may be, in accordance with its terms. If at any time there is any material amendment, modification or supplement of any ProShares Trust II Authorized Participant Agreement (other than this Agreement), the Sponsor will promptly mail a copy of such amendment, modification or supplement to the Authorized Participant.

(b) Waiver of Compliance. Any failure of any of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but any such written waiver, or the failure to insist upon strict compliance with any obligation, covenant, agreement or condition herein, shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

(c) Notices. Except as otherwise specifically provided in this Agreement, all notices required or permitted to be given pursuant to this Agreement shall be given in writing and delivered by personal delivery, by postage prepaid registered or certified United States first class mail, return receipt requested, by nationally recognized overnight courier (delivery confirmation received) or by telex, telegram or telephonic facsimile or similar means of same day delivery (transmission confirmation received), with a confirming copy regular mail, postage prepaid. For avoidance of doubt, notices may not be given or transmitted by electronic mail. Unless otherwise notified in writing, all notices to the Trust shall be given or sent to the Sponsor. All notices shall be directed to the address or telephone or facsimile numbers indicated below the signature line of the parties on the signature page hereof.

(d) Successors and Assigns. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

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(e) Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party without the prior written consent of the other parties, which shall not be unreasonably withheld, except that any entity into which a party hereto may be merged or converted or with which it may be consolidated or any entity resulting from any merger, conversion, or consolidation to which such party hereunder shall be a party, or any entity succeeding to all or substantially all of the business of the party, shall be the successor of the party under this Agreement and except that the Sponsor may delegate its obligations hereunder to the Distributor or the Administrator by advance written notice to the Authorized Participant. The party resulting from any such merger, conversion, consolidation or succession shall notify the other parties hereto of the change. Any purported assignment in violation of the provisions hereof shall be null and void. Notwithstanding the foregoing, this Agreement shall be automatically assigned to any successor trustee or Sponsor at such time such successor qualifies as a successor trustee or Sponsor under the terms of the Trust Agreement. Furthermore, the Authorized Participant may assign its rights, interests or obligations hereunder to an affiliate without mutual written consent of any other party.

(f) Governing Law; Consent to Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York (regardless of the laws that might otherwise govern under applicable New York conflict of laws principles) as to all matters, including matters of validity, construction, effect, performance and remedies. Each party hereto irrevocably consents to the jurisdiction of the courts of the State of New York and of any federal court located in the Borough of Manhattan in such State in connection with any action, suit or other proceeding arising out of or relating to this Agreement or any action taken or omitted hereunder, and waives any claim of forum non conveniens and any objections as to laying of venue. Each party further waives personal service of any summons, complaint or other process and agrees that service thereof may be made by certified or registered mail directed to such party at such party’s address for purposes of notices hereunder. Each party hereby waives its right to a trial by jury of any claim arising under or in connection with this Agreement.

(g) Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement, and it shall not be necessary in making proof of this Agreement as to any party hereto to produce or account for more than one such counterpart executed and delivered by such party.

(h) Interpretation. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

(i) Entire Agreement. This Agreement and the Trust Agreement, along with any other agreement or instrument delivered pursuant to this Agreement and the Trust Agreement, supersede all prior agreements and understandings between the parties with respect to the subject matter hereof, provided, however, that the Authorized Participant shall not be deemed by this provision to be a party to the Trust Agreement.

(j) Severance. If any provision of this Agreement is held by any court or any act, regulation, rule or decision of any other governmental or supra national body or authority or regulatory or self-regulatory organization to be invalid, illegal or unenforceable for any reason, it shall be invalid, illegal or unenforceable only to the extent so held and shall not affect the validity, legality or enforceability of the other provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Agreement and the deletion of such portion of this Agreement will not substantially impair the respective benefits, obligations, or expectations of the parties to this Agreement. If this Agreement as so modified substantially impairs the respective benefits, obligations, or expectations of the parties to this Agreement, it shall be subject to immediate termination upon written notice by the terminating party delivered in accordance with Section 16(c) of this Agreement.

(k) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

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(l) Survival. Sections 8 (Indemnification) and 17 (No Promotion) hereof shall survive the termination of this Agreement.

(m) Other Usages. The following usages shall apply in interpreting this Agreement: (i) references to a governmental or quasigovernmental agency, authority or instrumentality shall also refer to a regulatory body that succeeds to the functions of such agency, authority or instrumentality; and (ii) “including” means “including, but not limited to.”

Section 17. No Promotion. Except as provided in Section 12(d) of this Agreement, each of the Trust and the Sponsor agrees that it will not, without the prior written consent of the Authorized Participant in each instance, (i) use in advertising, publicity or otherwise the name of the Authorized Participant or any affiliate of the Authorized Participant, or any partner or employee of the Authorized Participant, nor any trade name, trademark, trade device, service mark, symbol or any abbreviation, contraction or simulation thereof owned by the Authorized Participant or its affiliates, or (ii) represent, directly or indirectly, that any product or any service provided by the Trust or the Sponsor has been approved or endorsed by the Authorized Participant.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Authorized Participant, the Trust and the Sponsor, on behalf of the Trust, have caused this Agreement to be executed by their duly authorized representatives as of the date first set forth above.

PROSHARE CAPITAL MANAGEMENT LLC
Sponsor of ProShares Trust II

By:
Michael L. Sapir
Chief Executive Officer

PROSHARES TRUST II

By:
Louis M. Mayberg
Principal Executive Officer

[NAME OF AUTHORIZED PARTICIPANT]

By:
Name:
Title:

13

EXHIBIT A

PROSHARES TRUST II

FORM OF

AUTHORIZED PERSONS OF AUTHORIZED PARTICIPANT

The following are the names, titles and signatures of all persons (each an “Authorized Person”) authorized to give instructions relating to any activity contemplated by the Authorized Participant Agreement or any other notice, request or instruction on behalf of the Authorized Participant pursuant to the ProShares Trust II Authorized Participant Agreement.

Authorized Participant:

Name:
E-Mail Address:
Telephone:
Fax:

Name:
E-Mail Address:
Telephone:
Fax:

Name:
E-Mail Address:
Telephone:
Fax:

Name:
E-Mail Address:
Telephone:
Fax:

Certified By:

Name:

Title:

Date:

14

ATTACHMENT A

PROSHARES TRUST II

AUTHORIZED PARTICIPANT

PROCEDURES HANDBOOK

TABLE OF CONTENTS

INTRODUCTION	3

ULTRA PROSHARES	4

SHORT PROSHARES	6

PURCHASE OF CREATION UNITS	8

RIGHT TO REJECT PURCHASE ORDERS FOR CREATION UNIT AGGREGATIONS	11

REDEMPTION OF SHARES	11

SUSPENSION OF RIGHT TO REDEEM CREATION UNIT AGGREGATIONS	14

APPENDIX	15

APPENDIX A – CONTACT INFORMATION	16

APPENDIX B – PRODUCT INFORMATION	17

APPENDIX C – GLOSSARY OF TERMS	19

INTRODUCTION

ProShare Capital Management LLC (“Sponsor”) and SEI Investments Distribution Co. (“SEI”) welcome you as an Authorized Participant (“AP”) for ProShares Trust II (the “Trust”). Only APs are permitted to directly purchase or redeem Shares of the Funds directly with the Trust. Definitions used in this Procedures Handbook can be found in the Glossary in Appendix C.

This Procedures Handbook details the procedures for placing and processing Purchase Orders and Redemption Orders in Creation Units. All Orders must be made in accordance with terms and procedures set forth herein. Sponsor or SEI may send you updates or supplements to this Procedures Handbook from time to time, as necessary.

Please note that before an AP may place any Purchase Order, it must sign the Authorized Participant Agreement and return it to SEI. In addition, each AP must receive from SEI a personal identification number (“PIN”). This PIN helps identify the AP and authenticate instructions the AP provides to SEI. An AP’s PIN must be kept confidential and be provided only to those persons who are authorized to give instructions relating to Orders on behalf of the AP. A list of all authorized traders must be sent to SEI with the Authorized Participant Agreement, but may be amended in writing as necessary. Only authorized traders will be allowed to place Orders for Shares.

ULTRA PROSHARES

Ultra ProShares seek to provide daily investment results, before fees and expenses, which correspond to double (200%) the daily performance of a particular index or benchmark.

Fund	Index or Benchmark	Objective	Description
ProShares Ultra DJ-AIG Commodity	Dow Jones-AIG Commodity Index Excess Return	200% of the Index	The Dow Jones-AIG Commodity Index Excess Return is designed to track rolling futures positions in a diversified basket of 19 exchange-traded futures contracts on physical commodities. The 19 physical commodities selected for 2008 are natural gas, crude oil, gasoline, heating oil, live cattle, lean hogs, wheat, corn, soybeans, soybean oil, aluminum, copper, zinc, nickel, gold, silver, sugar, cotton and coffee.

ProShares Ultra DJ-AIG Crude Oil	Dow Jones-AIG Crude Oil Sub-Index Excess Return	200% of the Index	The Dow Jones-AIG Crude Oil Sub-Index Excess Return is intended to reflect the performance of crude oil as measured by the price of nearby futures contracts of sweet, light crude oil traded on the NYMEX, including roll costs, without regard to income earned on cash positions.

ProShares Ultra Gold	The daily performance of gold bullion as measured by the U.S. dollar fixing price for delivery in London.	200% of the Benchmark	The benchmark price of gold will be the U.S. dollar price of gold bullion as measured by the London fixing price at 3:00 p.m. (London time) per troy ounce of unallocated gold bullion for delivery in London through a member of the LBMA authorized to effect such delivery.

Fund	Index or Benchmark	Objective	Description
ProShares Ultra Silver	The daily performance of silver bullion as measured by the U.S. dollar fixing price for delivery in London.	200% of the Benchmark	The benchmark price of silver will be the U.S. dollar price of silver bullion as measured by the London fixing price at 3:00 p.m. (London time) per troy ounce of unallocated silver bullion for delivery in London through a member of the LBMA authorized to effect such delivery.

ProShares Ultra Euro	The U.S. Dollar price of the Euro.	200% of the Benchmark	The benchmark is the daily change in the spot price of the Euro versus the U.S. dollar. The Euro is the official currency of the Eurozone. The Euro is managed and administered by the European Central Bank and the European System of Central Banks. The Funds may purchase Financial Instruments based on the euro to pursue their investment objective.

ProShares Ultra Japanese Yen	The U.S. Dollar price of the Japanese Yen.	200% of the Benchmark	The benchmark is the daily change in the spot price of the Japanese yen versus the U.S. dollar. The Funds may purchase Financial Instruments based on the Japanese yen to pursue their investment objective.

SHORT PROSHARES

UltraShort ProShares seek to provide daily investment results, before fees and expenses, which correspond to double (200%) the inverse of the daily performance of a particular index or benchmark.

Fund	Index or Benchmark	Objective	Description
ProShares UltraShort DJ-AIG Commodity	Dow Jones-AIG Commodity Index Excess Return	200% of the inverse of the Index	The Dow Jones-AIG Commodity Index Excess Return is designed to track rolling futures positions in a diversified basket of 19 exchange-traded futures contracts on physical commodities. The 19 physical commodities selected for 2008 are natural gas, crude oil, gasoline, heating oil, live cattle, lean hogs, wheat, corn, soybeans, soybean oil, aluminum, copper, zinc, nickel, gold, silver, sugar, cotton and coffee.

ProShares UltraShort DJ-AIG Crude Oil	Dow Jones-AIG Crude Oil Sub-Index Excess Return	200% of the inverse of the Index	The Dow Jones-AIG Crude Oil Sub-Index Excess Return is intended to reflect the performance of crude oil as measured by the price of nearby futures contracts of sweet, light crude oil traded on the NYMEX, including roll costs, without regard to income earned on cash positions.

ProShares UltraShort Gold	The daily performance of gold bullion as measured by the U.S. dollar fixing price for delivery in London.	200% of the inverse of the Benchmark	The benchmark price of gold will be the U.S. dollar price of gold bullion as measured by the London fixing price at 3:00 p.m. (London time) per troy ounce of unallocated gold bullion for delivery in London through a member of the LBMA authorized to effect such delivery.

Fund	Index or Benchmark	Objective	Description
ProShares UltraShort Silver	The daily performance of silver bullion as measured by the U.S. dollar fixing price for delivery in London.	200% of the inverse of the Benchmark	The benchmark price of silver will be the U.S. dollar price of silver bullion as measured by the London fixing price at 3:00 p.m. (London time) per troy ounce of unallocated silver bullion for delivery in London through a member of the LBMA authorized to effect such delivery.

ProShares UltraShort Euro	The U.S. Dollar price of the Euro.	200% of the inverse of the Benchmark	The benchmark is the daily change in the spot price of the Euro versus the U.S. dollar. The Euro is the official currency of the Eurozone. The Euro is managed and administered by the European Central Bank and the European System of Central Banks. The Funds may purchase Financial Instruments based on the euro to pursue their investment objective.

ProShares UltraShort Japanese Yen	The U.S. Dollar price of the Japanese Yen.	200% of the inverse of the Benchmark	The benchmark is the daily change in the spot price of the Japanese yen versus the U.S. dollar. The Funds may purchase Financial Instruments based on the Japanese yen to pursue their investment objective.

PURCHASE OF CREATION UNITS

The Trust will offer, issue and sell Ultra and UltraShort ProShares only in Creation Unit Aggregations of a specified number of Shares (50,000), or such other amount of Shares as designated in the relevant Fund’s Prospectus, through SEI on a continuous basis, without a sales load, at their NAV per Share next determined after receipt of a Purchase Order on any Business Day.

Cash Deposits

Creation Units for each Fund will be exchanged only for cash. Creation Units are sold at their NAV, plus a transaction fee.

Eligibility

To be eligible to place a Purchase Order with SEI, an AP must be a DTC Participant.

Cut-Off Time for Purchase Orders

SEI must receive all Purchase Orders to purchase Creation Unit Aggregations no later than the times listed below (or such earlier times if so designated). APs should reference the password-protected ProShares Trust II website for cut-off exceptions.

Fund	Cut-Off Time
ProShares Ultra Silver ProShares UltraShort Silver	6:00 A.M. (Eastern time)

ProShares Ultra Gold ProShares UltraShort Gold	9:00 A.M. (Eastern time)

ProShares Ultra DJ-AIG Commodity ProShares UltraShort DJ-AIG Commodity	10:45 A.M. (Eastern time)

ProShares Ultra DJ-AIG Crude Oil ProShares UltraShort DJ-AIG Crude Oil	1:30 P.M. (Eastern time)

Ultra Euro ProShares UltraShort Euro ProShares Ultra Japanese Yen ProShares UltraShort Japanese Yen ProShares	3:00 P.M. (Eastern time)

If Purchase Orders are received by a Fund’s identified Cut-off Time and are accepted by SEI, the Purchase Order will be processed based on the NAV of the Fund as next determined. The date on which a Purchase Order to purchase Creation Unit Aggregations is placed is referred to as the “Transmittal Date.” An AP placing orders for Creation Unit Aggregations of the Funds should afford sufficient time to permit proper submission of the order to SEI prior to the identified Cut-off Time on the Transmittal Date. Purchase Orders received after the Cut-off Time will be processed the next Business Day.

Transmittal of Purchase Orders

Purchase Orders may be transmitted by an AP to SEI via telephone, facsimile or the internet.

By telephone:	(800) 991-7851
By internet:	https://www.seic.etfwebservices.com/ETF

Economic or market disruptions, or telephone or other communication failure may impede the ability to reach SEI or an AP.

Delivery of Cash

Cash must be transferred directly to Brown Brothers Harriman & Co., the Custodian, through the DTC on a Delivery Versus Payment (DVP) basis. If the Custodian does not receive the Cash by the market close on the settlement date, such order may be charged interest for delayed settlement or cancelled. In the event a Purchase Order is cancelled, the AP will be responsible for reimbursing the Fund for all costs associated with canceling the order including costs for repositioning the portfolio, provided, however, that the AP shall not be responsible for such costs if the order was cancelled for reasons outside of its control or it was not otherwise responsible or at fault for such cancellation.

Transaction Fees

A Transaction Fee may be charged for each Creation Unit. If applicable, the Transaction Fee may consist of a fixed fee and may also include a variable fee as described below.

Funds	Fixed Transaction Fee Per Purchase Order	Variable Transaction Fee
ProShares Ultra DJ-AIG Commodity	$500 per transaction	Up to 10 basis points per unit created

ProShares Ultra DJ-AIG Crude Oil	$500 per transaction	Up to 10 basis points per unit created

ProShares Ultra Gold	$500 per transaction	Up to 10 basis points per unit created

ProShares Ultra Silver	$500 per transaction	Up to 10 basis points per unit created

ProShares Ultra Euro	$500 per transaction	Up to 10 basis points per unit created

ProShares Ultra Japanese Yen	$500 per transaction	Up to 10 basis points per unit created

ProShares UltraShort DJ-AIG Commodity	$500 per transaction	Up to 10 basis points per unit created

ProShares UltraShort DJ-AIG Crude Oil	$500 per transaction	Up to 10 basis points per unit created

ProShares UltraShort Gold	$500 per transaction	Up to 10 basis points per unit created

ProShares UltraShort Silver	$500 per transaction	Up to 10 basis points per unit created

ProShares UltraShort Euro	$500 per transaction	Up to 10 basis points per unit created

ProShares UltraShort Japanese Yen	$500 per transaction	Up to 10 basis points per unit created

Receipt of Purchase Order

A Purchase Order is deemed received by SEI on the Transmittal Date if (i) such order is received by SEI not later than the specified Cut-off Time on such Transmittal Date; and (ii) all other applicable procedures set forth in this Procedures Handbook are properly followed. The Funds reserve the right to reject a Purchase Order for the reasons set forth in the Prospectus, which are specified below.

Once the Funds have received and accepted a Purchase Order, upon next determination of the NAV of the Shares, SEI will confirm the issuance of a Creation Unit of Shares, against receipt of payment, at such NAV. SEI will then transmit a confirmation of acceptance to the AP that placed the Purchase Order.

Delivery of Creation Units

When Cash is received by the Custodian on the third (3rd) Business Day (or earlier) after the Creation, the Shares will be released.

Settlement

Purchase Orders for the Funds normally settle on a T+3 basis. At its sole discretion, the Sponsor may agree on a settlement cycle other than T+3.

Right to Reject Purchase Orders for Creation Unit Aggregations

In respect of any Fund, the Sponsor may, in its discretion, suspend the right of repurchase, or postpone the purchase settlement date, (i) for any period during which any of the NYSE Arca, AMEX, NYSE, CME, CBOT, ICE/NYBOT, LME or NYMEX/COMEX is closed other than for customary holidays or weekend closings or when trading is suspended or restricted on such exchanges in any of the underlying commodities; (ii) for any period during which an emergency exists as a result of which the fulfillment of a purchase order is not reasonably practicable; or (iii) for such other period as the Sponsor determines to be necessary for the protection of the shareholders. The Sponsor will not be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement. Each Fund reserves the right to reject a Purchase Order transmitted to it by SEI if:

•	it determines that the purchase order is not in proper form;

•	the Sponsor believes that the purchase order would have adverse tax consequences to any Fund or its shareholders;

•	the Order would in the opinion of counsel be illegal; or

•	circumstances outside the control of the Sponsor make it, for all practical purposes, not feasible to process creations of Creation Units.

SEI shall notify an AP of the rejection of a Purchase Order.

REDEMPTION OF SHARES

Shares of the Funds may be redeemed only in Creation Unit Aggregations of a specified number of Shares (50,000), or such other amount of Shares as designated in the relevant Fund’s Prospectus, through SEI on a continuous basis, without a sales load, at their NAV next determined after receipt of a Redemption Order on any Business Day. The Trust will not redeem Shares in amounts less than the Creation Unit Aggregation.

Cash Redemption

The redemption proceeds for a Creation Unit of a Fund will consist solely of cash.

Eligibility

To be eligible to place Redemption Orders with SEI, an AP must be a DTC Participant.

Cut-Off Time for Redemption Orders

SEI must receive all Redemption Orders to redeem Creation Unit Aggregations no later than the times listed below (or such earlier times if so designated). APs should reference the password-protected ProShares Trust II website for cut-off exceptions.

Fund	Cut-Off Time
ProShares Ultra Silver ProShares UltraShort Silver	6:00 A.M. (Eastern time)

ProShares Ultra Gold ProShares UltraShort Gold	9:00 A.M. (Eastern time)

ProShares Ultra DJ-AIG Commodity ProShares UltraShort DJ-AIG Commodity	10:45 A.M. (Eastern time)

ProShares Ultra DJ-AIG Crude Oil ProShares UltraShort DJ-AIG Crude Oil	1:30 P.M. (Eastern time)

Ultra Euro ProShares UltraShort Euro ProShares Ultra Japanese Yen ProShares UltraShort Japanese Yen ProShares	3:00 P.M. (Eastern time)

If Redemption Orders are received by a Fund’s identified Cut-off Time and are accepted by SEI, the Redemption Order will be processed based on the NAV of the Fund as next determined on such date. The date on which a Redemption Order to redeem Creation Unit Aggregations is placed is referred to as the “Transmittal Date.” An AP placing a Redemption Order for Creation Unit Aggregations of a Fund should afford sufficient time to permit proper submission of the order to SEI prior to the identified Cut-off Time on the Transmittal Date. Requests received after the Cut-off Time will be processed the next Business Day.

Transmittal of Redemption Orders

Redemption Orders may be transmitted by an AP to SEI by telephone, facsimile or the internet.

By telephone:	(800) 991-7851
By internet:	https://www.seic.etfwebservices.com/ETF

Economic or market disruptions, or telephone or other communication failure may impede the ability to reach SEI or an AP.

Receipt/Delivery of Redemption Order

A Redemption Order for Creation Unit Aggregations is deemed received by SEI on the Transmittal Date if (i) such request is received by SEI not later than a Fund’s identified Cut-off Time on such Transmittal Date (or such earlier time if so designated); and (ii) all other applicable procedures set forth in this Procedures Handbook are properly followed. Delivery of Cash will be made through DTC on a DVP basis to the AP on the third (3rd) Business Day (or earlier at the sole discretion of Sponsor) after the Redemption Order is deemed received by SEI.

If delivery fails, the Redemption Order may be cancelled. If a Redemption Order is cancelled, the AP will be required to reimburse the Fund for all costs associated with the cancellation including the cost to reposition the portfolio, provided, however, that the AP shall not be responsible for such costs if the order was cancelled for reasons outside of its control or it was not otherwise responsible or at fault for such cancellation. The Trust will not settle partial Creation Unit Aggregations.

Transaction Fee

A Transaction Fee may be charged for each Creation Unit redeemed. The Transaction Fee may consist of a fixed fee and may also include a variable fee as described below.

Funds	Fixed Transaction Fee Per Redemption Order	Variable Transaction Fee
ProShares Ultra DJ-AIG Commodity	$500 per transaction	Up to 10 basis points per unit created

ProShares Ultra DJ-AIG Crude Oil	$500 per transaction	Up to 10 basis points per unit created

ProShares Ultra Gold	$500 per transaction	Up to 10 basis points per unit created

ProShares Ultra Silver	$500 per transaction	Up to 10 basis points per unit created

ProShares Ultra Euro	$500 per transaction	Up to 10 basis points per unit created

ProShares Ultra Japanese Yen	$500 per transaction	Up to 10 basis points per unit created

ProShares UltraShort DJ-AIG Commodity	$500 per transaction	Up to 10 basis points per unit created

ProShares UltraShort DJ-AIG Crude Oil	$500 per transaction	Up to 10 basis points per unit created

ProShares UltraShort Gold	$500 per transaction	Up to 10 basis points per unit created

ProShares UltraShort Silver	$500 per transaction	Up to 10 basis points per unit created

ProShares UltraShort Euro	$500 per transaction	Up to 10 basis points per unit created

ProShares UltraShort Japanese Yen	$500 per transaction	Up to 10 basis points per unit created

Settlement

Redemption Orders customarily settle on a T+3 basis. Redemption Orders which may settle earlier than T+3 may be subject to a charge, which shall be calculated as determined by the Trust or Sponsor.

Suspension of Right to Redeem Creation Unit Aggregations

The right of redemption may be suspended or the date of payment postponed with respect to any Fund for any period during which any of the NYSE Arca, AMEX, NYSE, CME, CBOT, ICE/NYBOT, LME or NYMEX/COMEX is closed other than for customary holidays or weekend closings or when trading is suspended or restricted on such exchanges in any of the underlying commodities: (i) for any period during which an emergency exists as a result of which the redemption distribution is not reasonably practicable; or (ii) for such other period as the Sponsor determines to be necessary for the protection of the shareholders. The Sponsor will not be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

APPENDIX

APPENDIX A – CONTACT INFORMATION

PHONE NUMBERS

CREATION/REDEMPTION ORDERS (FOR AUTHORIZED PARTICIPANTS ONLY)	(800) 991-7851

GENERAL PROSHARES INFORMATION	(866) 776-7006

INDEX RECEIPT AGENT/TRANSFER AGENT/ CUSTODIAN	(617) 772-1622

ADDRESS

All Correspondence Via U.S. Mail to:	SEI Attn: ProShares Trust II - ETF Trading Operations One Freedom Valley Drive Oaks, PA 19456

INTERNET

CREATION/REDEMPTION ORDERS (FOR AUTHORIZED PARTICIPANTS ONLY)	https://www.seic.etfwebservices.com/ETF

GENERAL PROSHARES INFORMATION	(866) 776-7006

APPENDIX B – PRODUCT INFORMATION

	ProShares Ultra DJ-AIG Commodity	ProShares Ultra DJ-AIG Crude Oil	ProShares Ultra Gold
Tickers
NYSE Arca Trading Symbol	UCD	UCO	UGL
Intraday Indicative Value (IIV)	UCD.IV	UCO.IV	UGL.IV
NAV Symbol	UCD.NV	UCO.NV	UGL.NV
Div Equivalent Payment (Est. Cash Component) Symbol	UCD.EU	UCO.EU	UGL.EU
Balancing Amount per Creation Unit Symbol	UCD.TC	UCO.TC	UGL.TC
Shares Outstanding Symbol	UCD.SO	UCO.SO	UGL.SO
WSJ Price/Bloomberg Symbol	DJAIG	DJAIGCL	GOLDLNPM

Other Information
NSCC Instruction Symbol	Not applicable	Not applicable	Not applicable
CUSIP #	74347W 106	74347W 502	74347W 601
NSCC Instruction CUSIP #	Not applicable	Not applicable	Not applicable
Tax ID #	26-2928229	26-2928476	26-2928618
Shares Per Creation Unit	50,000	50,000	50,000
Lead Market Maker	GSEC	GSEC	GSEC

	ProShares Ultra Silver	ProShares Ultra Euro	ProShares Ultra Yen
Tickers
NYSE Arca Trading Symbol	AGQ	ULE	YCL
Intraday Indicative Value (IIV)	AGQ.IV	ULE.IV	YCL.IV
NAV Symbol	AGQ.NV	ULE.NV	YCL.NV
Div Equivalent Payment (Est. Cash Component) Symbol	AGQ.EU	ULE.EU	YCL.EU
Balancing Amount per Creation Unit Symbol	AGQ.TC	ULE.TC	YCL.TC
Shares Outstanding Symbol	AGQ.SO	ULE.SO	YCL.SO
WSJ Price/Bloomberg Symbol	SLVRLN	Not applicable	Not applicable

Other Information
NSCC Instruction Symbol	Not applicable	Not applicable	Not applicable
CUSIP #	74347W 841	74347W 874	74347W 866
NSCC Instruction CUSIP #	Not applicable	Not applicable	Not applicable
Tax ID #	26-2928729	26-2928818	26-2928892
Shares Per Creation Unit	50,000	50,000	50,000
Lead Market Maker	GSEC	GSEC	GSEC

	ProShares UltraShort DJ-AIG Commodity	ProShares UltraShort DJ-AIG Crude Oil	ProShares UltraShort Gold
Tickers
NYSE Arca Trading Symbol	CMD	SCO	GLL
Intraday Indicative Value (IIV)	CMD.IV	SCO.IV	GLL.IV
NAV Symbol	CMD.NV	SCO.NV	GLL.NV
Div Equivalent Payment (Est. Cash Component) Symbol	CMD.EU	SCO.EU	GLL.EU
Balancing Amount per Creation Unit Symbol	CMD.TC	SCO.TC	GLL.TC
Shares Outstanding Symbol	CMD.SO	SCO.SO	GLL.SO
WSJ Price/Bloomberg Symbol	DJAIG	DJAIGCL	GOLDLNPM

Other Information
NSCC Instruction Symbol	Not applicable	Not applicable	Not applicable
CUSIP #	74347W 205	74347W 809	74347W 700
NSCC Instruction CUSIP #	Not applicable	Not applicable	Not applicable
Tax ID #	26-2928330	26-2928521	26-2928669
Shares Per Creation Unit	50,000	50,000	50,000
Lead Market Maker	GSEC	GSEC	GSEC

	ProShares UltraShort Silver	ProShares UltraShort Euro	ProShares UltraShort Yen
Tickers
NYSE Arca Trading Symbol	ZSL	EUO	YCS
Intraday Indicative Value (IIV)	ZSL.IV	EUO.IV	YCS.IV
NAV Symbol	ZSL.NV	EUO.NV	YCS.NV
Div Equivalent Payment (Est. Cash Component) Symbol	ZSL.EU	EUO.EU	YCS.EU
Balancing Amount per Creation Unit Symbol	ZSL.TC	EUO.TC	YCS.TC
Shares Outstanding Symbol	ZSL.SO	EUO.SO	YCS.SO
WSJ Price/Bloomberg Symbol	SLVRLN	Not applicable	Not applicable

Other Information
NSCC Instruction Symbol	Not applicable	Not applicable	Not applicable
CUSIP #	74347W 833	74347W 882	74347W 858
NSCC Instruction CUSIP #	Not applicable	Not applicable	Not applicable
Tax ID #	26-2928764	26-2928860	26-2929127
Shares Per Creation Unit	50,000	50,000	50,000
Lead Market Maker	GSEC	GSEC	GSEC

APPENDIX C – GLOSSARY OF TERMS

“AMEX” means the American Stock Exchange (or its successor).

“AP” means Authorized Participant.

“Brown Brothers Harriman & Co.” or “BBH” means the Funds’ administrator, custodian and index receipt agent.

“Business Day” means any day other than a day when any of the NYSE Arca, AMEX, the New York Stock Exchange, the Chicago Mercantile Exchange, the Chicago Board of Trade, IntercontinentalExchange/New York Board of Trade, the London Metal Exchange or the NYMEX is closed for regular trading.

“Cash” shall mean same day funds in United States dollars.

“CBOT” means the Chicago Board of Trade.

“CME” means the Chicago Mercantile Exchange.

“Creation” means the act of creating a Creation Unit Aggregation.

“Creation Unit” and “Creation Unit Aggregation” means an aggregation of a specified number of Shares of a particular Fund of the Trust as stated in the Prospectus.

“Custodian” means the Fund’s custodian, Brown Brothers Harriman & Co.

“Cut-off Time” means the time that a Purchase Order must be transmitted to SEI to be deemed received. All times are Eastern Time.

“DJ-AIG” means Dow Jones – American International Group.

“DTC” means The Depository Trust Company.

“DTC Participant” refers to a participant in the facilities of the Depository Trust Company.

“DVP” means Delivery Versus Payment.

“Fund” means a series of ProShares Trust II.

“Procedures Handbook” means the ProShares Trust II Authorized Participant Procedures Handbook, as supplemented or amended from time to time.

“ICE/NYBOT” means IntercontinentalExchange/New York Board of Trade.

“IIV” means Intraday Indicative Value.

“LBMA” means London Bullion Market Association.

“LME” means the London Metal Exchange.

“NAV” means net Asset value per share.

“NYMEX” means New York Mercantile Exchange, Inc.

“NYSE” means the New York Stock Exchange.

“NYSE Arca” means the New York Stock Exchange Archipelago (or its successor).

“Orders” means any order to purchase or redeem Creation Unit Aggregations.

“PIN” means a unique personal identification number assigned to each AP that helps identify the AP and authenticate instructions.

“Prospectus” means the Trust’s then current prospectus and statement of additional information included in its effective registration statement, as supplemented or amended from time to time.

“Purchase Orders” refers to the action of placing and processing orders to purchase Creation Unit Aggregations.

“Redemption Orders” refers to the action of placing and processing orders to redeem Creation Unit Aggregations.

“Shares” means the shares represented in a Creation Unit Aggregation.

“SEI” means SEI Investments Distribution Co.

“Sponsor” means the Funds’ sponsor, ProShares Capital Management LLC.

“Transaction Fee” is a fixed dollar fee charged for each Creation Unit regardless of the number of Creations per Fund per Business Day for an AP and applicable variable fee charged based on the total value of Creation Aggregation Units purchased or redeemed.

“Transmittal Date” means the date on which a Purchase Order to purchase Creation Unit Aggregations is placed.

“Trust” means the ProShares Trust II.